UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

ONE WORLD PHARMA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-200529	61-1744826
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 605-3210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

This Current Report on Form 8-K, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed products; statements regarding the regulatory environment; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

●	our failure to implement our business plan within the time period we originally planned to accomplish; and
●	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.06	Change in Shell Company Status.

MERGER

Merger

On February 21, 2019, One World Pharma, Inc. (“Company,” “we” or “our”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with OWP Merger Subsidiary, Inc. (“OWP Merger Sub), our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Delaware”). Under the Merger Agreement, the acquisition of OWP Delaware by the Company was effected by the merger of OWP Merger Sub with and into OWP Delaware, with OWP Delaware being the surviving entity as our wholly-owned subsidiary (the “Merger”). The closing (the “Closing”) of the Merger occurred on February 21, 2019. As a result of the Merger (a) holders of the outstanding capital stock of OWP Delaware received an aggregate of 39,475,398 shares of our Common Stock; (b) options to purchase 825,000 shares of common stock of OWP Delaware at an exercise price of $0.50 automatically converted into options to purchase 825,000 shares of our Common Stock at an exercise price of $0.50; (c) the outstanding principal and interest under a $300,000 convertible note issued by OWP Delaware became convertible, at the option of the holder, into shares of our Common Stock at a conversion price equal to the lesser of $0.424 per share or 80% of the price we sell our Common Stock in a future “Qualified Offering”; (d) 875,000 shares of our Common Stock owned by OWP Delaware prior to the Merger were cancelled; and (e) OWP Delaware’s chief operating officer became our chief operating officer and two of OWP Delaware’s directors became members of our board of directors.

Except for the Merger Agreement, the transactions contemplated thereby and as otherwise described in this Current Report on Form 8-K, neither OWP Delaware, OWP Colombia nor any of their respective directors, officers and/or shareholders, as applicable, had any material relationship with us prior to the Merger.

We are presently authorized under our articles of incorporation, as amended to date, to issue 75,000,000 shares of common stock, par value $0.001 per share. Immediately following the Closing, we had 39,922,898 shares of common stock issued and outstanding.

Effective as of the Closing, we appointed the following persons as our executive officers and directors (in addition to Craig Ellins, who continues to serve as a director and as our Chief Executive Officer):

Name	Age	Position
Bruce Raben	65	Director
Dr. Kenneth Perego	49	Director
Brian Moore	31	Chief Operating Officer and Secretary

DESCRIPTION OF THE BUSINESS

Immediately prior to the Closing, we were a public “shell” company with nominal assets. As of the Closing, we are no longer a public shell. As a result of the Merger, we are engaged in OWP Delaware’s business, including the business of its wholly-owned subsidiary, One World Pharma, S.A.S., a Colombian company (“OWP Colombia”). With respect to this discussion, the terms “we,” “us,” “our” and “our company” refers to One World Pharma, Inc. and its wholly-owned direct and indirect subsidiaries, OWP Delaware and OWP Colombia.

We plan to be the worldwide industry leader in the production and manufacturing of raw cannabis and hemp plant ingredients for both medical and industrial uses. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the first companies in Colombia to receive licenses for seed, cultivation, extraction and export from the Colombian government (the “Licenses”).

Our primary cultivation site is located in Popayan, Colombia. Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp, with 221 acres available for expansion under an exclusive contract. We use innovative, proprietary cannabis micropropagation techniques to cultivate stable, robust, genetically superior cannabis and hemp derived products. We produce under GAP/GMP/EU Pharmacopoeia standards and intend for our products to be available and accessible to all large-scale purchasers at market competitive price points. Due to our proximity to the equator, we are able to grow year-round.

The plants are first processed into crude oil using ethanol. We further process the crude oil into distillate using a film wipe distillation machine which removes unwanted contaminates. We can further process the distillate into isolate resulting in a pure isolate powder with 99% purity. We are able to sell off the product at the end of any of these processes. Our primary products are crude oil, distillate and isolate.

History and Background

One World Pharma SAS, a Colombian company (“OWP Colombia”), was formed on July 14, 2017 with the goal of procuring the Licenses.

On December 20, 2017, OWP Colombia received its first license for the manufacture of cannabis derivatives for domestic use and export, allowing it to extract high tetrahydrocannabinol (“THC”) compounds (“Cannabis Manufacturing License”).

On December 26, 2017, OWP Colombia received its license to use seeds for sowing for domestic use and export, allowing for genetic and seed bank registration (“Cannabis Seed Possession License”).

On December 26, 2017, OWP Colombia received its license to grow non-psychoactive cannabis plants (less than 1.0% THC). Under this license, OWP Colombia can produce seeds for planting, manufacturing of derivatives and industrial purposes (“Cannabis Non-Psychoactive Cultivation License”).

On January 4, 2018, OWP Colombia received its license to grow psychoactive cannabis plants (greater than 1.0% THC) (“Psychoactive Cultivation License”).

On March 27, 2018, OWP Ventures, Inc. was formed as a Delaware corporation for the purpose of acquiring OWP Colombia.

On May 30, 2018, OWP Delaware entered into a Stock Purchase Agreement with the shareholders of OWP Colombia whereby the shareholders of OWP Colombia transferred their shares in OWP Colombia to OWP Delaware in exchange for 10,200,000 shares of common stock of OWP Delaware.

OWP Colombia planted its first crop of cannabis in 2018, which it expects to begin harvesting in the first quarter of 2019. To date, we have not yet generated any revenues from our activities.

Products

We are focused on cultivating, processing and supplying cannabis oil, distillate and isolate to customers’ specification. We plan to sell as a wholesaler to industrial companies making cannabis related products. We are currently in the process of cultivating medicinal cannabis at our facility in Popayán, Colombia for a variety of medical conditions. We have registered 15 varieties or strains of cannabis with the Colombian Ministry of Health and intend to register an additional 65 varieties by the end of 2019. See “Operations - Strains of Cannabis”. The development of these strains enables us to select mother plants and identify the concentrations of cannabinoids required for the formulations which we intend to distribute. The cannabis will be produced in accordance with GMP Standards. We are committed to developing final products consistent with medicinal cannabis industry standards and pharmaceutical procedures. Our products will include a variety of cannabinoids and terpenes designed to treat specific medical conditions. The composition of the strains will include a wide range of THC and CBD ratios.

Industry

Medicinal cannabis refers to the use of cannabis and its constituent cannabinoids and terpenes to treat disease or ameliorate symptoms such as pain, muscle spasticity, nausea and other indications. Cannabinoid is a blanket term covering a family of complex chemicals, both natural and man-made, that bind with cannabinoid receptors (protein molecules on the surface of cells) and effect a wide number of responses. Cannabinoid receptors in the human body are part of a system called the endocannabinoid system. This system produces chemicals called endocannabinoids, which also bind with cannabinoid receptors. Cannabinoid receptors are found in the brain and throughout the body. Scientists have found that cannabinoid receptors in the endocannabinoid system are involved in a vast array of functions in our bodies, including helping to modulate brain and nerve activity (including memory and pain), energy metabolism, heart function, the immune system and even reproduction. While there are a large number of active cannabinoids found in cannabis, the two most common currently used for medical purposes are tetrahydrocannabinol and cannabidiol. Although no clinical trials have been completed in the United States to validate the effectiveness of tetrahydrocannabinol or cannabidiol in managing disease and improving symptoms, scientific studies have identified that they, alone and/or in combination, have potential to provide treatment benefits for a large number of medical conditions. For example, tetrahydrocannabinol, a psychotropic cannabinoid, has been shown to activate pathways in the central nervous system which work to block pain signals and has shown potential to assist patients with Post Traumatic Stress Disorder (PTSD) and stimulate appetite in patients following chemotherapy. Cannabidiol, on the other hand, is non-psychotropic and has shown potential to relieve convulsion and inflammation. Various third-party studies suggest that medicinal cannabis (with varying dosages of tetrahydrocannabinol and cannabidiol) has shown, or has the potential to show, efficacy for the treatment of Alzheimer’s disease, anxiety, arthritis, brain injuries, cancer (chemotherapy), chronic nausea, chronic pain, eating disorders, epilepsy, fibromyalgia, glaucoma, Hepatitis C, HIV/AIDS, migraines, Multiple Sclerosis, muscle spasms, Parkinson’s disease, Chrohn’s Disease and PTSD.

Regulation

Licenses

Under Colombian law, there are four types of cannabis licenses that authorize different activities concerning the various stages of the production line of the medical cannabis industry: (i) the Cannabis Seeds Possession License; (ii) the Cannabis Psychoactive Cultivation License; (iii) the Cannabis Non-Psychoactive Cultivation License; and (iv) the Cannabis Manufacturing and Distribution License. We possess all four licenses.

The legal framework currently in force in Colombia regarding medical cannabis is established in Law 1787 of 2016 (the “Law”) and the Decree 613 of 2017 (the “Decree”). Cannabis licenses must be issued by the Ministry of Health or the Ministry of Justice in an estimated time of sixty (60) days. In accordance with Colombia’s international obligations, there is a limit in the amount of Cannabis allowed for fabrication or cultivation assigned by the Colombian Government (specific crop or manufacturing quotas) that must be requested by licensee when applying for a Cannabis Psychoactive Cultivation License or a Cannabis Manufacturing License. The activities of cultivation and manufacturing can only be started once the specific quotas have been granted to the licensee.

Quotas

As described above, regulations of cannabis in Colombia provides an additional requirement applicable to obtaining a Cannabis Psychoactive Cultivation License and a Cannabis Manufacturing License, both of which are only granted with crop and manufacturing quotas (the “Quotas”). According to Article 2.8.11.2.6.2 of the Decree, the assignment of Quotas is collectively made by the Ministry of Health, the Ministry of Justice, the ICA, the National Food and Drug Surveillance Institute (INVIMA), and the National Narcotics Fund.

According to Article 2.8.11.2.6.5 of the Decree, there are two types of Quotas: (i) crop quotas of psychoactive cannabis (for holders of the Cannabis Psychoactive Cultivation License) that are granted by the Ministry of Justice; and (ii) the manufacturing quotas of psychoactive cannabis (for holders of the Cannabis Manufacturing License) that are granted by the Ministry of Health.

These Quotas are requested by the licensees no later than the last calendar day of April of each year, and, if they are granted by the appropriate authority, they can only be used by the licensees during the next calendar year (for instance, if a licensee requests a specific crop Quota in March, 2018, and this Quota is granted by the Ministry of Justice, the licensee will be allowed to use the Quota from January 1, 2019 to December 31, 2019). In extraordinary events, the licensees can request a supplementary Quota that will apply to the calendar year requested (the issuance of these Quotas depends on the special circumstances defined by the Colombian governmental authorities).

Duration of Licenses

The Cannabis Psychoactive Cultivation License, the Cannabis Non-Psychoactive License, and the Cannabis Manufacturing and Distribution License are granted by the Colombian government when the applicant fulfills the general criteria described in the Article 2.8.11.2.1.5 of the Decree, and the specific requirements for each type of license. Each of these licenses is valid for up to five (5) years. The Colombian government maintains the right to monitor the activities performed by the corresponding licensee.

Strains of Cannabis

Strains of cannabis are registered in Colombia in two manners:

●	Registration of the Genetic Pool or ¨Fuente Semillera¨: Under Article 2.8.11.11.1 of the Decree, licensed producers of cannabis have until December 31, 2018 to register the genetics of strands of cannabis with the ICA. Under this transitory Article, the government allowed a limited period for licensed producers of cannabis to source genetics currently available in Colombia and register these as their “fuente semillera”. We have registered 15 varieties under this Article, and intend to register an additional 65 varieties by the end of 2019. This registration enables us to grow our own strands of cannabis as opposed to having to purchase registered strands from other licensed producers.
●	Registration Under the ¨Registro Nacional de Cultivares Comerciales¨: Licensed producers of cannabis have to be granted a breeding/research license to be able to develop, select and trial stabilized cannabis cultivars. This registration allows licensed producers to register unique and stable varieties of cannabis for commercial production within Colombia. We were granted such license in the first quarter of 2018. Licensed producers can then request from ICA a registration trial, which is a field flowering trial with the supervision of ICA officials. The data collected in these trials can lead to registration of the cultivar in the National Registrar. Only registered varieties will be allowed to be produced commercially. We are in the final phase of field flowering trials and anticipate having up to 65 registrations by the end of 2019.

Environmental

Under Colombian law, general principles of environmental law are set out in Law 99 of 1993 and Article 9 of the National Code of Natural Resources and Protection of the Environment. These laws establish principles governing the use of natural resources, including that use must occur without causing harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license constitutes a breach of Law 99 of 1993 and may lead to the imposition of sanctions, in addition to civil or criminal proceedings that may result. Parties that cause environmental damage, in addition to sanctions or penalties that apply, will also be required to carry out studies to assess the characteristics of the damage. Under Colombian law, liability for environmental damage creates a presumption of liability in case of a: (i) breach of environmental laws; (ii) environmental damage; and (iii) breach of environmental license or any other administrative act from the environmental authorities. The Environmental Authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law.

Competition

The market for medicinal cannabis is characterized by unsatisfied patient demand, with few authorized producers. Although competition in the market is growing and Colombia offers an open process to apply for the licenses, we believe we are competitively positioned to satisfy the demand for medicinal cannabis given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control and domestic market relationships. Our competitors are primarily focused on generating low cost products for international export as base extractors, as opposed to our approach of creating branded product formulations for the domestic and international markets. Cultivation in Colombia has natural cost advantages. However, management believes the more sustainable competitive advantage is to create patient loyalty and brand preference, as opposed to the distribution of more homogeneous products. Domestically our competition consists of PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on trade secrets, including know-how, employee and third-party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology.

Seasonality

Colombia and its vertical offering of microclimates is the ideal country for year-round growing and processing of all possible varieties of cannabis in a natural, environmentally friendly manner.

Principal Executive Offices

Our principal executive offices are located at 3471 West Oquendo Road, Suite 301, Las Vegas Nevada 89118. Our telephone number is (800) 605-3210. We believe our facilities are adequate to meet our current and near-term needs.

Employees

As of February 2019, we had 25 full-time employees and six part-time employees. Since inception, we have never had a work stoppage, and our employees are not represented by labor unions. We consider our relationship with our employees to be positive.

LEGAL PROCEEDINGS

We are not party to any legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of One World Pharma S.A.S. for the period of its inception to December 31, 2017, and OWP Ventures, Inc and OWP Delaware on a consolidated basis for the nine months ended September 30, 2018. The discussion and analysis that follows should be read together with the financial statements and the notes to the financial statements included elsewhere in this Current Report on Form 8-K. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

General Overview

We plan to be the worldwide industry leader in the production and manufacturing of raw cannabis and hemp plant ingredients for both medical and industrial uses. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the only companies in Colombia to receive seed, cultivation, extraction and export licenses from the Colombian government (the “Licenses”). Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp, with 221 acres available for expansion under an exclusive contract. We planted our first crop of cannabis in 2018, which we expect to begin harvesting in the first quarter of 2019. To date, we have not yet generated any revenues from our activities.

From Inception (July 14, 2017) to December 31, 2017

General and Administrative Expense: General and administrative expenses were $76,606 from inception to December 31, 2017.

Professional Fees: Professional fees were $16,422 from inception to December 31, 2017.

Gain on Foreign Currency Translation: Gain on foreign currency translation was $1,900 from inception to December 31, 2017.

Net Loss: Net loss was $93,028 from inception to December 31, 2017. This net loss should be viewed in light of the cash flow from operations discussed below.

Nine Months Ended September 30, 2018 compared to period of Inception (July 14, 2017) to September 30, 2017

General and Administrative Expense: General and administrative expenses was $388,044 for the nine months ended September 30, 2018. General and administrative expenses was $1,011 from inception to September 30, 2017. The increase of $387,033 was due to the commencement of operations in 2018.

Professional Fees: Professional fees were $287,840 for the nine months ended September 30, 2018. Professional fees were zero from inception to September 30, 2017. The increase of $287,840 was due to the commencement of operations in 2018.

Other Income: Other income was $4,865 for the nine months ended September 30, 2018. Other income consisted of $10,000 of interest income, as offset by $5,135 of interest expense. Other income was zero from inception to September 30, 2017.

Gain on Foreign Currency Translation: Gain on foreign currency translation was $18,553 for the nine months ended September 30, 2018. Loss on foreign currency translation was $527 from inception to September 30, 2017.

Net Loss: Net loss was $671,019 for the nine months ended September 30, 2018. Net loss was $1,011 from inception to September 30, 2017. The increase in loss of $670,008 was due to the commencement of operations in 2018.

Liquidity and Capital Resources

Net cashed used in operating activities was $93,680 from inception to December 31, 2017. Net cash used in operating activities was $748,556 and $12,985 for the nine months ended September 30, 2018 and from inception to September 30, 2017, respectively. The increase in cash used for operations was mainly due to a commencement of operations in 2018.

Net cash used in investing activities was $299,509 for the nine months ended September 30, 2018.

Net cashed provided by financing activities was $96,519 from inception to December 31, 2017. Net cash provided by financing activities was $1,144,606 and $58,976 for the nine months ended September 30, 2018 and from inception to September 30, 2017, respectively, and consisted primarily of the proceeds from the sale of common stock, and to a lesser extent, unsecured advances payable on demand by shareholders. The increase in cash provided by financing activities was mainly due to funds raised for the purpose of commencing of operations in 2018.

We have suffered recurring losses from operations and have an accumulated deficit of $671,019 at September 30, 2018 and have not generated any revenues. Unless our operations generate significant revenues and cash flows from operating activities, our continued operations will depend on whether we are able to raise additional funds through various sources, such as equity and debt financing, collaborative agreements and strategic alliances. Such additional funds may not become available on acceptable terms and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the short and long term.

Subsequent to September 30, 2018, OWP Delaware raised an additional $2,150,000 from the sale of its common stock prior to the Merger.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

Risks Relating to our Business

Limited Operating History

We are an early stage company that has not generated any revenues and, we have a limited operating history upon which our business and future prospects may be evaluated. To date, we have suffered recurring losses from operations and have an accumulated deficit of approximately $671,000. We will be subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that we will not achieve our operating goals. In order for us to meet future operating requirements, we will need to successfully grow, harvest and sell our cannabis products. Until such time as we are able to fund our business from operations, we will be required to raise funds through various sources, including the sale of equity and debt securities, Failure to generate cash from operations and to reach profitability may adversely affect our success.

Change of Cannabis Laws, Regulations and Guidelines

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. Regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in Colombia and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

Reliance on Licenses and Authorizations

Our ability to import, grow, store and sell cannabis and hemp in Colombia or internationally is dependent on our ability to sustain and/or obtain the necessary licenses and authorizations by certain authorities in Colombia and/or the importing jurisdiction. The licenses and authorizations are subject to ongoing compliance and reporting requirements and our ability to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse impact on our business, financial condition and operating results.

Although we believe that we will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. Should the authorities fail to issue the necessary licenses or authorizations, we may be curtailed or prohibited from the production and/or distribution of cannabis and hemp or from proceeding with the development of our operations as currently proposed and our business, financial condition and results of the operation may be materially adversely affected.

Regulatory Compliance Risks

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by applicable governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products in Colombia and other jurisdictions where we intend to distribute and sell our products. We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Civil or criminal fines or penalties may be imposed on us for violations of applicable laws or regulations. Vigorous enforcement of these laws could require extensive changes to our operations, increase our compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Competition

There are many companies engaged in the cannabis business who we will compete with, including larger and more established companies with substantially greater marketing, financial, human and other resources than we have. These companies include PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves. Although we believe we are competitively positioned to be a leader in the medicinal cannabis industry given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control, and domestic market relationships, competition in the medical cannabis industry is growing quickly. As more competitors enter the market, prices may be reduced. We believe our approach in creating patient brand loyalty will allow us to effectively compete in the market but there is no assurance that will be the case, and our competitors may adopt a similar or identical approach. To date, we have obtained four licenses in Colombia that authorize us to engage in cannabis activities, and there are currently few authorized producers there. However, Colombia offers an open process to apply for licenses and there are no significant barriers to entry. As a result, our ability to generate revenues and earnings may be reduced as competition intensifies, thereby causing a material adverse effect on our business and financial condition.

Ability to Establish and Maintain Bank Accounts

Many banking institutions in countries where we or our prospective customers operate will not accept payments related to the cannabis industry, whether owing to domestic laws and regulations or pressure exerted by the United States on banks with laws subject to the laws of the United States (including, the Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)). Failure to conduct our business through normal banking channels may impede our ability to make payments for goods and services and transact business in the ordinary course. Failure to operate in normal banking channels may also increase our cost of doing business and negatively affect our business. In the event financial service providers do not accept accounts or transactions related to the cannabis industry, it is possible that we may be required to seek alternative payment solutions. If the industry was to move towards alternative payment solutions we would have to adopt policies and protocols to manage our volatility and exchange rate risk exposures. Our inability to manage such risks may adversely affect our operations and financial performance.

Anti-money Laundering Laws and Regulations

We are subject to a variety of laws and regulations within Colombia and internationally that involve money laundering, financial recordkeeping and proceeds of crime. In the event that any of our investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments are found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable legislation. Money laundering laws could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently cause the repatriation of such funds back to the United States or to any shareholders’ jurisdiction of residence. Furthermore, while we have no current intention to declare or pay dividends on our Common Stock in the foreseeable future, in the event that a determination was made that the revenues from our cannabis operations could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Expansion of Facilities and Operations

We are seeking regulatory approval in Colombia to expand our current covered greenhouse facility to one million square feet. There is no guarantee that we will receive requisite regulatory approvals from the relevant authorities, in a timely fashion or at all. Our failure to successfully execute our expansion strategy (including receiving the expected regulatory approvals in a timely fashion) could adversely affect our business, financial condition and results of operations and may hinder our ability to scale our business resulting in us not meeting our anticipated or future demand when it arises.

Foreign Trade Policies

Our prospective international operations are subject to inherent risks, including changes in the regulations governing the flow of cannabis products between countries, fluctuations in currency values, discriminatory fiscal policies, unexpected changes in local regulations and laws and the uncertainty of enforcement of remedies in foreign jurisdictions. In addition, foreign jurisdictions could impose tariffs, quotas, trade barriers and other similar restrictions on our international sales and subsidize competing cannabis products. All of these risks could result in increased costs or decreased revenues.

United States Regulation

Laws and regulations affecting the cannabis and marijuana industries are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future regulations may have on us. Local, state and federal cannabis laws and regulations in the United States are constantly changing and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Liability, Enforcement, Complaints, etc.

Our participation in the cannabis and hemp industries may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

Legal Proceedings

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom we do business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

Environmental Regulations

We are subject to Colombian environmental laws governing the use of natural resources, which prohibit such use that causes harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license may lead to the imposition of sanctions, in addition to civil or criminal proceedings. Parties that cause environmental damage, in addition to sanctions or penalties that apply, are also required to carry out studies to assess the characteristics of the damage. Colombian environmental authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law. Any such measures imposed on us could have a material adverse effect on our business.

Demand for Cannabis and Derivate Products

The global sale of cannabis and hemp products is a new industry as a result of recent legal and regulatory changes. Although we expect the demand for licensed cannabis to be in excess of the supply being produced by the licensed producers, there is a risk that such demand does not develop as anticipated. Further, there is a risk that the adoption rate by pharmacies to sell medical cannabis is lower than expected or that such adoption rate may take longer than anticipated. There is also a risk that the international export market for medicinal cannabis and extracts, such as CBD, CBG and CBC, will not materialize as projected or not be commercially viable. Should any of such events materialize, they may have a material adverse effect on our business, results of operations and financial condition.

Weather, Climate Change and Risks Inherent in an Agricultural Business

Our business involves growing cannabis, which is an agricultural product. Although our medical cannabis is intended to be grown in greenhouses, hemp used as feedstock for medicinal extracts and derivatives will be grown both outdoors and in greenhouses. Further, our prospective Colombian medicinal cannabis operations will initially focus on outdoor production. The occurrence of severe adverse weather conditions, especially droughts, hail, floods or frost, is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis and hemp. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agriculture, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on any such production.

Product Liability

As a manufacturer and distributor of products designed to be ingested or inhaled by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused damages, loss or injury. In addition, the sale of our products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all.

Energy Prices and Supply

We require substantial amounts of diesel and electric energy and other resources for our harvest activities and to transport cannabis and hemp. We rely upon third parties for our supply of energy resources used in our operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. If our energy supply is cut for an extended period of time and we are unable to find replacement sources at comparable prices, or at all, our business, financial condition and results of operations would be materially and adversely affected.

Retention and Acquisition of Skilled Personnel

We will be required to attract and retain top quality talent to compete in the marketplace. We believe our future growth and success will depend in part on our abilities to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to be successful. At present and for the near future, we will depend upon a relatively small number of employees primarily in Colombia to develop, manufacture, market, sell and distribute our products. As the size of our business increases, we will seek to hire additional employees in other jurisdictions. Expansion of marketing and distribution of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products and/or our ability to enter into satisfactory logistic arrangements to sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel or subcontractors for these required functions.

Emerging Market Risks

Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments.

Colombia’s legal and regulatory requirements in connection with companies conducting agricultural activities, banking system and controls as well as local business culture and practices are different from those in the United States. Our officers and directors must rely, to a great extent, on our local legal counsel and local consultants retained by us in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with our governmental relations. We must rely, to some extent, on the members of management who have previous experience working and conducting business in Colombia to enhance our understanding of and appreciation for the local business culture and practices in such countries. We also rely on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing and tax matters. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond our control and may adversely affect our business.

We also bear the risk that changes can occur to the Government in Colombia and a new government may void or change the laws and regulations that we are relying upon. Currently, there are no restrictions on the repatriation from Colombia of earnings to foreign entities and Colombia has never imposed such restrictions. However, there can be no assurance that restrictions on repatriation of earnings will not be imposed in the future. Exchange control regulations for Colombia require that any proceeds in foreign currency originated on exports of goods from Colombia be repatriated to Colombia. However, purchase of foreign currency is allowed through Colombian authorized financial entities for purposes of payments to foreign suppliers, repayment of foreign debt, payment of dividends to foreign stockholders and other foreign expenses.

Due to our location in Colombia, our business, financial position and results of operations may be affected by the general conditions of the Colombian economy, price instabilities, currency fluctuations, inflation, interest rates, regulatory changes, taxation changes, social instabilities, political unrest and other developments in or affecting Colombia, over which we do not have control.

Risks Related to Conducting Operations in Colombia

We recently acquired medicinal cannabis licenses in Colombia. Over the past 10 to 15 years, the Government of Colombia has made strides in improving the social, political, economic, legal and fiscal regimes. However, operations in Colombia will still be subject to risk due to the potential for social, political, economic, legal and fiscal instability. The Government of Colombia faces ongoing problems including, but not limited to, unemployment and inequitable income distribution and unstable neighboring countries. The instability in neighboring countries could result in an influx of immigrants resulting in a humanitarian crisis and/or increased illegal activities. Colombia is also home to a number of insurgency groups and large swaths of the countryside are under guerrilla influence. In addition, Colombia experiences narcotics-related violence, a prevalence of kidnapping, extortion and thefts and civil unrest in certain areas of the country. Such instability may require us to suspend operations on our properties.

Other risks exist relating to the conduct of business in Colombia. These risks include the future imposition of special taxes or similar charges, as well as foreign exchange fluctuations and currency convertibility and controls. Other risks of doing business in Colombia include our ability to enforce our contractual rights or the taking or nationalization of property without fair compensation, restrictions on the use of expatriates in our operations, renegotiation or nullification of existing concessions, licenses, permits and contracts, changes in taxation policies, or other matters.

The Government of Colombia recently reached a peace accord with the country’s largest guerrilla group. The Government of Colombia also entered into and dissolved formal discussions with the country’s second largest guerrilla group due to their unwillingness to cease criminal and violent crimes. There is no certainty that the agreements will be adhered to by all of the members of the guerrilla groups or that a peace agreement will be ultimately reached with the country’s second largest guerrilla group. There is a risk that any peace agreement might contain new laws or change existing laws that could have a material adverse effect on us. Furthermore, the achievement of peace with the country’s guerrilla groups could create additional social or political instability in the immediate aftermath, which could have a material adverse effect on our operations.

Global Economy

Financial and commodity markets in Colombia are influenced by the economic and market conditions in other countries, including other South American and emerging market countries and other global markets. Although economic conditions in these countries may differ significantly from economic conditions in Colombia, investors’ reactions to developments in these other countries, such as the recent developments in the global financial markets, may substantially affect the capital flows into, and the market value of securities of issuers with operations in Colombia.

Insurance Coverage

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us, and environmental contingencies. We will endeavor to obtain appropriate insurance covering these risks in amounts sufficient to support a downturn in the sale of our products due to these potential production risks. The cost of such insurance may be high and we may not be able to obtain sufficient amount of insurance to cover these risks.

Operations in Spanish

As a result of our conducting most of our operations in Colombia, our books and records, including key documents such as material contracts and financial documentation are principally negotiated and entered into in the Spanish language and English translations may not exist or be readily available.

General Business Risks

Inability to Manage Growth

We may not be able to effectively manage our growth. Our strategy envisions growing our business. We plan to expand our production and manufacturing capability and create a distribution network on a global basis. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our systems effectively or efficiently or in a timely manner;
●	create a distribution network
●	allocate our human resources optimally;
●	meet our capital needs;
●	identify and hire qualified employees or retain valued employees; or
●	obtain and maintain necessary licenses in relevant jurisdictions

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Speculative Forecasts

Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy. Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will be accurate.

Limited Management Team

Our limited senior management team size may hamper our ability to effectively manage a publicly traded company while operating our business. Our management team has experience in the management of publicly traded companies and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. They realize it will take significant resources to meet these requirements while simultaneously working on cultivating, developing and distributing our products. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

Risks Related to our Common Stock

Limited Trading

Although prices for shares of our Common Stock are quoted on the OTC Markets, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTC Markets is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our Common Stock will be quoted on another more prestigious exchange or market. The market price of our Common Stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

Penny Stock Risk

Because our common stock is a “penny stock,” trading therein will be subject to regulatory restrictions. Our common stock is currently, and in the near future will likely continue to be, considered a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

No Dividend Payments

We have not paid dividends in the past and we do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent the stock price appreciates, which may never occur. In addition, shareholders must generally rely on sales of the shares they own after price appreciation as the only way to realize their investment, and if the price of our Common Stock does not appreciate, then there will be no return on investment.

Control of Common Stock will Influence Decision Making

Our officers, directors and principal stockholders, after the Merger, will be able to exert significant influence over the combined business and may make decisions that are not in the best interests of all stockholders. After the Merger our officers, directors and principal stockholders (greater than 5% stockholders) will collectively own approximately 50.1% of our fully-diluted Common Stock. As a result of such ownership, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our Common Stock could have the effect of delaying or preventing a change of control of our company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our company. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of our Common Stock.

Antitakeover protections

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our articles of incorporation, as amended, bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Increased Compliance Costs

The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended, and the requirements of the Sarbanes-Oxley Act of 2002, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner. As a public company, we need to comply with laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC, and requirements of the principal trading market upon which our common stock may trade, with which we are not required to comply as a private company. As a result, the combined business will incur significant legal, accounting and other expenses that a private company would not incur. Complying with these statutes, regulations and requirements will occupy a significant amount of the time of our board of directors and management, will require us to have additional finance and accounting staff, may make it more difficult to attract and retain qualified officers and members of our board of directors, particularly to serve on the audit committee, and may make some activities more difficult, time consuming and costly. We will need to:

●	institute a more comprehensive compliance function;
●	establish new internal policies, such as those relating to disclosure controls and procedures and insider trading;
●	design, establish, evaluate and maintain a system of internal control over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic reports in compliance with its obligations under the federal securities laws including the Securities Exchange Act of 1934, as amended, or Exchange Act;
●	involve and retain to a greater degree outside counsel and accountants in the above activities; and
●	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion for our business, our ability to comply with financial reporting requirements and other rules that apply to reporting companies could be impaired. If our finance and accounting personnel insufficiently support our business in fulfilling these public-company compliance obligations, or if we are unable to hire adequate finance and accounting personnel, we could face significant legal liability, which could have a material adverse effect on our financial condition and results of operations. Furthermore, if we identify any issues in complying with those requirements (for example, if our company or the independent registered public accountants identified a material weakness or significant deficiency in our company’s internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect, our reputation or investor perceptions of our company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on February 21, 2019, prior to giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. At February 21, 2019, immediately prior the Closing, 1,322,500 shares of our common stock were outstanding. Unless otherwise noted below the address of each person identified is 3471 West Oquendo Road, Suite 301, Las Vegas, NV 89118.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers
Craig Ellins (1) 2626 South Rainbow Blvd, Suite 102 Las Vegas, NV 89146	875,000	66.2%

All Directors and Executive Officers as a Group (1 individual)	875,000	66.2%

5% Stockholders
OWP Ventures, Inc. (1) c/o Craig Ellins, President 2626 South Rainbow Blvd, Suite 102 Las Vegas, NV 89146	875,000	66.2%
Lei Wang 819 Cowan Road, Suite E Burlington, CA 94010	125,000	9.5%

(1)	These shares were held of record by OWP Delaware and were cancelled in the Merger. Craig Ellins had voting and investment control over these securities prior their cancellation.

The following table sets forth certain information regarding our common stock beneficially owned on February 21, 2019, immediately following the Merger, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 39,922,898 shares of our common stock outstanding as of February 21, 2019. Unless otherwise noted below the address of each person identified is Unless otherwise noted below the address of each person identified is 3471 West Oquendo Road, Suite 301, Las Vegas, NV 89118.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers
Craig Ellins	3,345,000	8.4%
Brian Moore	2,500,000	6.3%
Dr. Kenneth Perego (1)	7,000,000	17.6%
Bruce Raben (2)	145,832	*

All Directors and Executive Officers as a Group (4 individuals)	12,990,832	32.6%

5% Stockholders
Solid Bridge Investments, Inc. (3)	7,000,000	17.6%

*	Less than one percent.

(1)	Consists of shares held by CB Medical, LLC of which Dr. Perego is the controlling member.
(2)	Includes 20,832 shares of common stock that may be acquired under an option to purchase 125,000 shares of common stock at an exercise price of $0.50 per share that vests in 12 monthly installments beginning March 8, 2019.
(3)	The principals of Solid Bridge Investments, Inc. are Carlos Andres de Fex Gomez and Gloria Veronica Serna Diez, who founded OWP Colombia and were its principal shareholders prior to the sale of OWP Colombia to OWP Delaware.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

At the Closing, Craig Ellins, 68, retained his positions as President, Chief Financial Officer, Secretary and Director and we appointed the following persons as our executive officers and directors. All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors.

Name	Age	Position
Bruce Raben	65	Director
Dr. Kenneth Perego	49	Director
Brian Moore	31	Chief Operating Officer and Secretary

Craig Ellins has spent over 30 years developing start-ups in various industries, most recently focusing on the marijuana industry, including indoor growing technology. Mr. Ellins has served as the Chief Executive Officer and President, of OWP Delaware since its inception in March 2018 and as our President, Chief Executive Officer, Chief Financial Officer and director since November 30, 2018. From March 13, 2014 until April 29, 2016, Mr. Ellins served as the Chief Executive Officer of GB Sciences, Inc., a cannabis company focused on standardized cultivation and production methods as well as biopharmaceutical research and development, and from April 29, 2016 until May 8, 2017, he served as the Chief Innovation Officer of GB Sciences, Inc. He also served as the Chairman of the Board of GB Sciences from March 13, 2014, until May 8, 2017. From 2013 to 2014, Mr. Ellins served as the Chairman and Chief Executive Officer of Cognitiv, Inc., which engages in the creation, development, and maintenance of Websites and mobile applications. From 2009 to 2013, Mr. Ellins served as Chief Executive Officer and Chairman of Phototron Holdings, Inc., now known as GrowLife, Inc. GrowLife, Inc. manufactures and supplies branded equipment and expendables for urban gardening in the United States.

Bruce Raben was a director of OWP Delaware prior to the Merger and was appointed to our Board of Directors pursuant to the Merger Agreement. Mr. Raben is the Managing Member of Hudson Capital Advisors BD, LLC, a registered broker dealer that he founded in 2004. Mr. Raben also serves on the board of directors of Digipath, Inc., a cannabis testing laboratory. Mr. Raben has been an investment banker, merchant banker and private investor for approximately 30 years. Starting in 1979 at Drexel Burnham Lambert, he worked on many leveraged buyouts and recapitalizations including Mattel Toys, SFN Co.’s, Magma Copper, Warnaco, Mellon Bank and John Fairfax. Mr. Raben then went on to co-found the Corporate Finance Department at Jeffries & Co. in 1990. Mr. Raben opened a west coast office for CIBC’s high yield finance and merchant banking activities in 1996. Mr. Raben received his A.B. from Vassar College in 1975 and his MBA from Colombia University in 1979. We believe that Mr. Raben’s investment banking and financial experience qualify him to serve as our director.

Dr. Kenneth Perego, II, was a director of OWP Delaware prior to the Merger and was appointed to our Board of Directors pursuant to the Merger Agreement. He has been a practicing urologic surgeon in private practice since 2001 with an emphasis in urologic oncology and reconstructive urology. He has a strong clinical background in research and is focused on new drug discovery.

Brian Moore was employed by OWP Delaware prior to the Merger and was appointed as our Chief Operating Officer and Secretary pursuant to the Merger Agreement. From 2016 until he joined the Company in March 2018, Mr. Moore worked in corporate development at GB Sciences, and from 2013 until 2015 he was a Project Engineer for Austin General Contracting, Inc.

Executive compensation

The following table shows the compensation paid by us (including OWP Delaware and OWP Colombia prior to the Merger) to our Chief Executive Officer during the fiscal year ended December 31, 2018. No compensation was paid to these officers in the prior fiscal year.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Craig Ellins	2018	$24,000	$-0-	$24,000
CEO, President & Chairman

Employment Contracts

We are not a party to an employment agreement with any of our executive officers.

Option Grants

Neither our company nor any of our subsidiaries granted options to executive officers during the fiscal year ended December 31, 2018.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Neither our company nor any of our subsidiaries had options outstanding as of December 31, 2018.

Director Compensation

We did not compensate our non-employee directors for services during our fiscal year ended December 31, 2018.

We are party to a Consulting Agreement with Bruce Raben dated February 8, 2019 under which Mr. Raben was issued an option to purchase 125,000 shares of common stock of OWP Delaware prior to the Merger and is paid a monthly fee of $5,000. The Consulting Agreement is for an initial one-year term, continuing thereafter until terminated by either party.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our articles of incorporation, as amended, and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person is not liable due to conduct that constituted a breach of his or her fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, and that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification may not be made for any claim as to which the person seeking indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to our company unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified. Under our articles of incorporation, as amended, and bylaws , we will advance expenses incurred by officers, directors, employees or agents who are parties to or are threatened to made parties to any threatened, pending or completed action by reason of the fact that such person was serving in such capacity, prior to the disposition of such action and promptly following request therefor, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should be determined ultimately that such person is not entitled to indemnification.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and we have obtained such a policy.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Party Transactions

Other than the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Advances by Craig Ellins

During the nine months ended September 30, 2018, Craig Ellins advanced an aggregate of $207,000 to OWP Delaware. These advances are evidenced by promissory notes payable on demand that bear interest at the rate of 6% per annum.

During the three months ended December 31, 2018, Mr. Ellins advanced OWP Delaware an additional $307,141. The additional advances bear interest at the rate of 6% per annum and are evidenced by an amended and restated promissory note which matures on the earlier to occur of February 13, 2022 and the date that we have raised an aggregate of $5,000,000 in financing in one or a series of transactions following the date of the amended and restated note.

During the nine months ended September 30, 2018, the Company received an unsecured short-term loan in the amount of $1,156 due on demand from one of the founders of One World Pharma S.A.S.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is vStock Transfer, LLC. Its mailing address is 18 Lafayette Place, Woodmere, NY 11598, its telephone number is (212) 828-8436, and its facsimile number is (646) 536-3179.

Market Prices

Our Common Stock is currently quoted on the OTC Markets under the trading symbol “OWPC.” Prior to February 7, 2019, the symbol for our Common Stock was “PNTT.” As of February 19, 2019, the closing price of our Common Stock on the OTC Markets was $3.00.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Markets, and have not been adjusted for the one-for-four reverse stock split of our common stock effected on January 10, 2019. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ended December 31, 2018
First Quarter	$0.08	$0.08
Second Quarter	$0.08	$0.08
Third Quarter	$0.08	$0.08
Fourth Quarter	$0.08	$0.08

Fiscal Year Ended December 31, 2017
First Quarter	$0.08	$0.08
Second Quarter	$0.08	$0.08
Third Quarter	$0.08	$0.08
Fourth Quarter	$4.04	$0.08

Holders

As of February 21, 2019, there were approximately 85 registered holders of record of our common stock.

Dividends

We do not anticipate paying dividends in the foreseeable future and currently intend to retain any future earnings to support the development and expansion of our business. The declaration and payment of dividends is subject to the discretion of our board of directors and to certain limitations imposed under Nevada statutes. The timing, amount and form of dividends, if any, will depend upon, among other things, our results of operation, financial condition, cash requirements, and other factors deemed relevant by our board of directors.

Description of Our Securities

As of February 21, 2019, our authorized capital stock consisted of:

●	75,000,000 shares of common stock, par value $0.001 per share; and

As of February 21, 2019, there were outstanding:

●	39,922,898 shares of Common Stock held by approximately 85 stockholders of record.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

None.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions – Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Recent Sales of Unregistered Securities

On February 21, 2019, we issued 39,475,398 shares of our Common Stock to the shareholders of OWP Ventures, Inc., as consideration for the Merger.

In connection with the above security issuances, we did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act. In making the sales without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act, and in Regulation D promulgated under the Securities Act. No general solicitation or advertising was used in connection with the sales.

From its formation in September 2, 2014 through immediately prior to the Merger, Company sold or issued an aggregate of 447,500 shares of its common stock to officers, directors, employees and other investors for cash, services rendered and services to be rendered.

In connection with the above security issuances, Company did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act. In making the sales without registration under the Securities Act, Company relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act, and in Regulation D promulgated under the Securities Act. No general solicitation or advertising was used in connection with the sales.

Principal Accountant Fees and Services

(a)       On February 20, 2019, we dismissed WWC, P.C. (“WWC”) as our independent registered public accounting firm. The decision was approved by our board of directors.

The reports of WWC regarding the Company’s consolidated financial statements for each of the two most recent fiscal years of the Company did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the two most recent fiscal years of the Company and through February 20, 2019, there were (i) no disagreements between the Company and WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WWC, would have caused WWC to make reference thereto in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided WWC with a copy of the disclosure in the preceding two paragraphs and requested in writing that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. WWC provided a letter, dated February 22, 2019, stating its agreement with such statements as related to WWC.

(b) On February 21, 2019, we engaged M&K CPAS, PLLC. (“M&K”) as our new independent registered public accounting firm. We engaged M&K to audit our financial statements for the year ended December 31, 2018. The appointment of M&K was approved by our board of directors.

Except as set forth below, during the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through February 21, 2019, neither the Company nor anyone acting on its behalf consulted with M&K regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&K, nor did M&K provide written or oral advice to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v) of Regulation S-K).

M&K audited the financial statements of One World Pharma S.A.S. for the fiscal year ended December 31, 2017, and reviewed the unaudited condensed and consolidated financial statements of OWP Ventures, Inc. and One World Pharma S.A.S. for the nine months ended September 30, 2018, which financial statements have been filed as exhibits to this Current Report. M&K billed aggregate fees of approximately $10,500 to OWP Ventures, Inc. for these services.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited the financial statements of One World Pharma S.A.S. for the fiscal year ended December 31, 2017 are incorporated herein by reference to Exhibit 99.1 to this Current Report.

The unaudited condensed and consolidated financial statements of OWP Ventures, Inc. and One World Pharma S.A.S. for the nine months ended September 30, 2018 and the period from inception (July 14, 2017) to September 30, 2017 are incorporated herein by reference to Exhibit 99.2 to this Current Report.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company, OWP Ventures, Inc. and One World Pharma S.A.S. as of September 30, 2018 and September 30, 2017, are incorporated herein by reference to Exhibit 99.3 to this Current Report.

(c)	Shell company transactions.

Reference is made to the disclosure set forth under Item 9.01(a) and 9.01(b) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(d)	Exhibits.

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2019

OWP Ventures, Inc.

By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger dated February 21, 2019, among the Registrant, OWP Merger Subsidiary Inc. and OWP Ventures, Inc.

3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014).

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2019).

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014).

10.1*	Convertible Note in the Principal Amount of $300,000 issued by OWP Ventures, Inc. to CSW Investors, LP.

10.2*	Consulting Agreement between OWP Ventures, Inc. and Bruce Raben dated February 8, 2019.

10.3*	Commercial Lease dated December 2, 2018, between Larry R. Haupert dba Rexco and One World Pharma S.A.S.

10.4*	Commercial Lease dated October 16, 2018, between Ripper Series, LLC and OWP Ventures, Inc.

10.5*	Form of Demand Promissory Note issued by OWP Ventures, Inc. to Craig Ellins

10.6*	Amended and Restated Promissory Note in the principal amount of $307,141, dated February 13, 2019, issued by OWP Ventures, Inc. to Craig Ellins.

10.7*	Service Agreement dated February 19, 2019, between One World Pharma, Inc. and Integrity Media

10.8*	Convertible Promissory Note Purchase Agreement between OWP Ventures, Inc. and The Sanguine Group, LLC

10.9*	Convertible Promissory Note between OWP Ventures, Inc. and The Sanguine Group, LLC

16.1*	Letter on Change in Certifying Accountant dated February 22, 2019.

21.1*	Subsidiaries of the Registrant.

99.1*	Audited the financial statements of One World Pharma S.A.S. for the fiscal year ended December 31, 2017

99.2*	Unaudited condensed and consolidated financial statements of OWP Ventures, Inc. and One World Pharma S.A.S for the nine months ended September 30, 2018 and from inception (July 14, 2017) to September 30, 2017

99.3*	Unaudited pro forma consolidated financial information of the Company, OWP Ventures, Inc. and One World Pharma S.A.S. as of September 30, 2018 and September 30, 2017

*	Filed herewith.